                                  EXHIBIT 99(b)


For Further Information:

Investor Contact:    Deborah Abraham
                     (203) 459-6674

Media Contact:       Maria Gordon-Shydlo
                     (203) 459-7674

FOR IMMEDIATE RELEASE

                            OXFORD HEALTH PLANS, INC.
                      ANNOUNCES THIRD QUARTER 2001 RESULTS

                             EPS OF $0.85 PER SHARE

TRUMBULL, CONN. (NOVEMBER 6, 2001) -- Oxford Health Plans, Inc. (NYSE: OHP) announced today net income of $85.7 million, or $0.85 per diluted common share, for the quarter ended September 30, 2001, compared to net income of $80.6 million, or $0.81 per diluted common share, for the same period last year.

         Operating revenue for the quarter was $1.09 billion, compared to $1.02 billion in the third quarter last year. Oxford's fully insured commercial membership was 1.36 million, representing an increase of more than 30,000 from the 1.33 million fully insured commercial membership in the prior year quarter. The medical loss ratio ("MLR") for the quarter was 76.5% compared to 74.9% in the prior year quarter. The administrative loss ratio ("ALR") was 12.1% for the quarter compared to 11.8% for the third quarter of last year. The current year period includes a $10 million charge for legal expenses related to the Securities Class Actions and Shareholder Derivative Actions pending against the Company that may not be recoverable from one of the Company's primary D&O Insurance carriers due to its insolvency.

         "The quarter's successful results reflect our continued focus on healthcare fundamentals. At this challenging time for our community, it is important that we not only excel in the quality of healthcare we provide but that we keep it affordable for employers and consumers," said Oxford's chairman and chief executive officer Norman C. Payson, M.D.

         The company reported cash flow from operations of $158.7 million for the quarter, compared to $51.5 million for the prior year period. Cash flow from operations for the first nine months of 2001 was $432.7 million, compared to $233.5 million for the prior year period. As of September 30, 2001, the company had approximately $1.28 billion in current cash and marketable securities, including approximately $300 million at the parent company.

         During the quarter, Oxford used $233.6 million to repurchase 8.2 million shares of its common stock thereby reducing its outstanding common stock to 91.9 million shares. The quarter's weighted diluted share count was 101.1 million shares and at quarter end it was approximately 95.8 million shares.

         "Oxford's commitment to enhancing shareholder value was further evidenced by our repurchase program during the quarter. With the expectation of continued strong operating performance and cash flows, the board has authorized an additional $250 million share repurchase program over the next two years, as announced earlier today," said Kurt B. Thompson, Oxford's chief financial officer.

         Founded in 1984, Oxford Health Plans, Inc. (www.oxfordhealth.com) provides health plans to employers and individuals in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford's services include traditional health maintenance organizations, point-of-service plans, third party administration of employer-funded benefits plans and Medicare plans.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release, including statements concerning the Company's future operating performance, cash flows, repurchase of common stock, health care cost trends, Parent Company liquidity and other statements contained herein regarding matters that are not historical facts, are forward-looking statements (as such term is defined in the Securities Exchange Act of 1934); and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

- Changes in Federal or State regulation relating to health care and health benefit plans, including proposed patient protection legislation and mandated benefits.

-        The state of the economy.

- The impact of the September 11, 2001 terrorist attack and the recent cases of Anthrax infection or exposure, and the effect of any future act of terrorism

- Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans and new drugs and technologies.

- Competitive pressure on the pricing of the Company's products, including acceptance of premium rate increases by the Company's commercial groups.

- Higher than expected administrative costs in operating the Company's business and the cost and impact on service of changing technologies.

- The ability of the Company to maintain risk transfer and other provider arrangements and the resolution of existing and future disputes over the reconciliations and performance under such arrangements.

- Any changes in the Company's estimates of its medical costs and expected cost trends.

- The impact of future developments in various litigation (including pending class and derivative actions filed against the Company and certain of its officers and directors, and other proceedings commenced against the Company and several employees by certain healthcare providers), the recent class actions in Connecticut and New York and related litigation by the Connecticut Attorney General, regulatory proceedings and other governmental action (including the ongoing examination, investigation and review of the Company by various Federal and State authorities).

- The Company's ability to renew existing members and attract new members.

- The Company's ability to develop processes and systems to support its operations and any future growth.

- Those factors included in the discussion under the caption "Business - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001.

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                         Consolidated Income Statements
             Three and Nine Months Ended September 30, 2001 and 2000
 (In thousands, except per share, per member per month and membership highlights data)

                                                                          Three Months Ended               Nine Months Ended
                                                                            September 30,                    September 30,
                                                                     ---------------------------      ---------------------------
                                                                         2001            2000             2001            2000
                                                                     -----------     -----------      -----------     -----------
Revenues:
    Premiums earned                                                  $ 1,084,904     $ 1,012,570      $ 3,217,531     $ 3,004,006
    Third-party administration, net                                        3,499           4,266            9,881          11,997
    Investment and other income, net                                      23,478          21,233           72,952          57,244
                                                                     -----------     -----------      -----------     -----------
      Total revenues                                                   1,111,881       1,038,069        3,300,364       3,073,247
                                                                     -----------     -----------      -----------     -----------

Expenses:
    Health care services                                                 830,105         758,557        2,549,178       2,377,063
    Marketing, general and administrative                                132,010         119,926          367,097         361,719
    Interest and other financing charges                                   4,234           7,460           15,519          27,548
                                                                     -----------     -----------      -----------     -----------
      Total expenses                                                     966,349         885,943        2,931,794       2,766,330
                                                                     -----------     -----------      -----------     -----------

Earnings before income taxes and extraordinary item                      145,532         152,126          368,570         306,917
Income tax expense                                                        59,815          63,892          140,482         128,905
                                                                     -----------     -----------      -----------     -----------
Net earnings before extraordinary item                                    85,717          88,234          228,088         178,012
Extraordinary item                                                            --              --               --          (3,624)
                                                                     -----------     -----------      -----------     -----------
Net earnings                                                              85,717          88,234          228,088         174,388
Less - preferred stock dividends and amortization                             --          (7,638)              --         (27,989)
                                                                     -----------     -----------      -----------     -----------
Net earnings attributable to common stock                            $    85,717     $    80,596      $   228,088     $   146,399
                                                                     ===========     ===========      ===========     ===========

Earnings per common share - basic:
Earnings before extraordinary item                                   $      0.88     $      0.94      $      2.32     $      1.80
Extraordinary item                                                            --              --               --           (0.04)
                                                                     -----------     -----------      -----------     -----------
Earnings per common share - basic                                    $      0.88     $      0.94      $      2.32     $      1.76
                                                                     ===========     ===========      ===========     ===========

Earnings per common share - diluted:
Earnings before extraordinary item                                   $      0.85     $      0.81      $      2.22     $      1.66
Extraordinary item                                                            --              --               --           (0.04)
                                                                     -----------     -----------      -----------     -----------
Earnings per common share - diluted                                  $      0.85     $      0.81      $      2.22     $      1.62
                                                                     ===========     ===========      ===========     ===========

Weighted-average common shares outstanding-basic                          97,248          85,370           98,189          83,197
Effect of dilutive securities:
    Stock options                                                          3,886           5,915            4,424           3,921
    Warrants                                                                  --           8,074               --           3,154
                                                                     -----------     -----------      -----------     -----------
Weighted-average common shares outstanding-diluted                       101,134          99,359          102,613          90,272
                                                                     ===========     ===========      ===========     ===========

SELECTED INFORMATION:
    Medical loss ratio                                                      76.5%           74.9%            79.2%           79.1%
    Administrative loss ratio                                               12.1%           11.8%            11.4%           12.0%
    Earnings before income taxes, financing charges, depreciation
      and amortization ("EBITDA")                                    $   155,069     $   167,873      $   397,963     $   361,304
    PMPM premium revenue                                             $    249.01     $    236.87      $    246.40     $    229.95
    PMPM medical expense                                             $    190.52     $    177.45      $    195.22     $    181.96
    Fully insured member months                                          4,357.0         4,274.8         13,058.2        13,063.8

                                          As of September 30,        As of Dec. 31,
                                       -------------------------     --------------
MEMBERSHIP HIGHLIGHTS                     2001            2000            2000
                                       ---------       ---------       ---------
Freedom and Liberty Plans              1,149,400       1,111,300       1,115,400
HMO                                      217,200         222,300         221,600
Medicare                                  80,300          90,300          92,000
                                       ---------       ---------       ---------
Total Fully Insured                    1,446,900       1,423,900       1,429,000
Third-party Administration                61,000          62,000          62,400
                                       ---------       ---------       ---------
Total Membership                       1,507,900       1,485,900       1,491,400
                                       =========       =========       =========

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                 As of September 30, 2001 and December 31, 2000
                        (In thousands, except share data)

                                                ASSETS
                                                                        Sept. 30,           Dec. 31,
                                                                           2001               2000
                                                                       -----------        -----------
Current assets:
    Cash and cash equivalents                                          $   302,643        $   198,632
    Investments - available-for-sale, at market value                      979,327            868,380
    Premiums receivable, net                                                75,452             56,694
    Other receivables                                                       22,372             80,994
    Prepaid expenses and other current assets                                5,302              4,761
    Deferred income taxes                                                   47,758             46,102
                                                                       -----------        -----------
         Total current assets                                            1,432,854          1,255,563

Property and equipment, net                                                 38,032             19,779
Deferred income taxes                                                       17,802            102,133
Restricted cash and investments                                             62,509             57,194
Other noncurrent assets                                                     19,057              9,941
                                                                       -----------        -----------
         Total assets                                                  $ 1,570,254        $ 1,444,610
                                                                       ===========        ===========

                                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Medical costs payable                                              $   603,024        $   612,930
    Current portion of long term debt                                       25,156            147,000
    Trade accounts payable and accrued expenses                            126,081            103,459
    Unearned revenue                                                       126,555             88,299
    Income taxes payable                                                    48,324                 --
    Current portion of capital lease obligations                                --              5,700
                                                                       -----------        -----------
         Total current liabilities                                         929,140            957,388

Long-term debt                                                             133,438             28,000

Shareholders' equity:
    Preferred stock, $.01 par value, authorized 2,000,000 shares                --                 --
    Common stock, $.01 par value, authorized 400,000,000
      shares; issued and outstanding 100,101,207 shares in 2001
      and 98,304,384 shares in 2000                                          1,001                983
    Additional paid-in capital                                             600,537            561,857
    Retained earnings (accumulated deficit)                                120,832           (107,256)
    Accumulated other comprehensive income                                  18,887              3,638
    Treasury stock, at cost                                               (233,581)                --
                                                                       -----------        -----------
      Total shareholders' equity                                           507,676            459,222

                                                                       -----------        -----------
      Total liabilities and shareholders' equity                       $ 1,570,254        $ 1,444,610
                                                                       ===========        ===========

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
             Three and Nine Months Ended September 30, 2001 and 2000
                                 (In thousands)

                                                                         Three Months Ended                Nine Months Ended
                                                                           September 30,                     September 30,
                                                                   ----------------------------      ----------------------------
                                                                       2001             2000             2001             2000
                                                                   -----------      -----------      -----------      -----------
Cash flows from operating activities:
    Net income                                                     $    85,717      $    88,234      $   228,088      $   174,388
    Adjustments to reconcile net earnings to
      net cash provided by operating activities:
         Depreciation and amortization                                   5,578            7,535           15,207           26,952
         Deferred income taxes                                           2,946           60,966           83,053          121,996
         Extraordinary items                                                --               --               --            3,624
         Realized (gain) loss on sale of investments                    (4,420)            (312)         (17,002)              67
         Other, net                                                         --               --               --            1,420
         Changes in assets and liabilities:
           Premiums receivable                                         (28,067)          (8,744)         (18,758)           1,519
           Other receivables                                             4,060           (3,790)          58,622            3,239
           Prepaid expenses and other current assets                        61             (808)            (168)          (2,257)
           Medical costs payable                                        (5,107)         (29,489)          (9,906)         (41,296)
           Trade accounts payable and accrued expenses                  23,468           10,522            5,461              747
           Unearned revenue                                             26,563          (73,062)          38,256          (58,717)
           Income taxes payable                                         48,324               --           48,324               --
           Other, net                                                     (398)             483            1,477            1,780
                                                                   -----------      -----------      -----------      -----------
              Net cash provided by operating activities                158,725           51,535          432,654          233,462
                                                                   -----------      -----------      -----------      -----------

Cash flows from investing activities:
    Capital expenditures                                                (2,728)          (2,581)         (13,347)          (9,849)
    Purchases of investments                                          (186,035)         (88,505)      (1,036,761)        (346,093)
    Sales and maturities of investments                                184,420          137,114          969,820          380,583
    Acquisitions, net of cash acquired                                  (5,166)              --          (19,483)              --
    Other, net                                                             165           (2,787)             439          (10,621)
                                                                   -----------      -----------      -----------      -----------
              Net cash provided (used) by investing activities          (9,344)          43,241          (99,332)          14,020
                                                                   -----------      -----------      -----------      -----------

Cash flows from financing activities:
    Proceeds from exercise of stock options                             13,155           33,492           26,239           50,003
    Cash dividends paid on preferred stock                                  --           (4,092)              --          (10,064)
    Redemption of notes payable                                         (5,469)          (1,300)         (16,406)        (154,700)
    Redemption of preferred stock                                           --               --               --         (130,000)
    Payments under capital leases                                       (1,798)          (3,493)          (5,563)         (10,024)
    Purchase of treasury shares                                       (233,581)              --         (233,581)              --
                                                                   -----------      -----------      -----------      -----------
              Net cash provided (used) by financing activities        (227,693)          24,607         (229,311)        (254,785)
                                                                   -----------      -----------      -----------      -----------

Net increase (decrease) in cash and cash equivalents                   (78,312)         119,383          104,011           (7,303)
Cash and cash equivalents at beginning of period                       380,955          206,196          198,632          332,882
                                                                   -----------      -----------      -----------      -----------
Cash and cash equivalents at end of period                         $   302,643      $   325,579      $   302,643      $   325,579
                                                                   ===========      ===========      ===========      ===========